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                                                                    Exhibit 99.1


                                (Form of Proxy)
                                  UPROAR INC.
         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - NOVEMBER   , 2000
       (This Proxy is solicited by the Board of Directors of the Company)

The undersigned stockholder of Uproar Inc. hereby appoints Kenneth D. Cron, Chief Executive Officer, and Robert D. Marafioti, Secretary, and each of them, with full power of substitution in each, proxies to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Special Meeting of Stockholders of Uproar Inc. to be held at 240 West 35th Street, 11th Floor, New York, New York,
on November   , 2000, at       a.m., Eastern Standard Time, or any adjournment
thereof.

1. APPROVAL OF THE ISSUANCE OF STOCK TO IWIN.COM, INC. STOCKHOLDERS AND ASSUMPTION OF OPTIONS AND WARRANTS OF IWIN.COM, INC.

          FOR                 AGAINST                  ABSTAIN
          / /                   / /                      / /

     proposal to approve the issuance of common stock of Uproar Inc. to stockholders of iwin.com, Inc. and the assumption by Uproar Inc. of the outstanding options and warrants of iwin.com, Inc. pursuant to the Agreement and Plan of Reorganization, dated July 25, 2000.

2. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE UPROAR INC. 2000 STOCK INCENTIVE PLAN

          FOR                 AGAINST                  ABSTAIN
          / /                   / /                      / /

     proposal to approve the amendment and restatement of the Uproar Inc. 2000 Stock Incentive Plan to increase the number of shares of Uproar Inc. common stock reserved for issuance under the Stock Incentive Plan from 6,750,000 to 9,000,000 shares.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.



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Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.




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                                                    Signature(s) of Stockholder


Dated:
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